Exhibit 1.1

]DISTRIBUTION AGREEMENT

September 10, 2020

Citigroup Global Markets Inc.

338 Greenwich Street

17th Floor – 17-035

New York, New York 10013

Attention: General Counsel

Credit Suisse Securities (USA), LLC

Eleven Madison Avenue

New York, New York 10010

Attention: IB-Legal

Goldman Sachs & Co. LLC

200 West Street

New York, New York 10282

Attention: Prospectus Department

J.P. Morgan Securities LLC

383 Madison Avenue, 6th Floor

New York, New York 10017

Attention: Stephanie Y. Little

Morgan Stanley & Co. LLC

1585 Broadway Avenue

New York, New York 10036

Attention: Equity Syndicate Desk (CC Legal Dept.)

Raymond James & Associates, Inc.

880 Carillon Parkway

St. Petersburg, Florida 33716

Attention: Jeff Fordham

Ladies and Gentlemen:

Rayonier Inc., a North Carolina corporation (the “Company”), and Rayonier, L.P., a Delaware limited partnership (the “Operating Partnership”), each confirms its agreement with Citigroup Global Markets Inc. (“Citigroup”), Credit Suisse Securities (USA) LLC (“Credit Suisse”), Goldman Sachs & Co. LLC (“Goldman”), J.P. Morgan Securities LLC (“JPM”), Morgan Stanley & Co. LLC (“Morgan Stanley”) and Raymond James & Associates, Inc. (“Raymond James”), as agents and/or principals under any Terms Agreement (as defined in Section 1(a) below) (Citigroup, Credit Suisse, Goldman, JPM, Morgan Stanley and Raymond James together, the “Agents,” and each individually, an “Agent”), with respect to the issuance and sale from time to time by the Company, in the manner and subject to the terms and conditions described below in this Distribution Agreement (this “Agreement”), of shares of common stock, no par value (the “Common Stock”), of the Company having an aggregate Gross Sales Price (as defined in Section 2(b) below) of up to $300,000,000 (the “Maximum Amount”) on the terms set forth in Section 1 of this Agreement. Such shares are hereinafter collectively referred to as the “Shares” and are described in the Prospectus referred to below.

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (File No. [•]), which became effective on September 10, 2020 (the “registration statement”), for the registration of the Shares and other securities of the Company under the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder (collectively, the “Act”). Except where the context otherwise requires, “Registration Statement,” as used herein, means the registration statement, as amended at the time of such registration statement’s effectiveness for purposes of Section 11 of the Act, as such section applies to the Agents, including (1) all documents filed as a part thereof or incorporated or deemed to be incorporated by reference therein, (2) any information contained or incorporated by reference in a prospectus filed with the Commission pursuant to Rule 424(b) under the Act, to the extent such information is deemed, pursuant to Rule 430B or Rule 430C under the Act, to be part of the registration statement at the effective time, and (3) any registration statement filed to register the offer and sale of Shares pursuant to Rule 462(b) under the Act, and shall also include any subsequent registration statement filed upon the expiration of the Registration Statement. The Registration Statement sets forth the terms of the offering, sale and plan of distribution of the Shares and contains additional information concerning the Company and its business.

Except where the context otherwise requires, as used herein: “Basic Prospectus” means the prospectus dated September 10, 2020, filed as part of the Registration Statement, including the documents incorporated by reference therein as of the date of such prospectus; “Prospectus Supplement” means the final prospectus supplement relating to the Shares, filed by the Company with the Commission pursuant to Rule 424(b) under the Act on or before the second business day after the date hereof (or such earlier time as may be required under the Act), in the form furnished by the Company to the Agents in connection with the offering of the Shares; “Prospectus” means the Prospectus Supplement (and any additional prospectus supplement prepared in accordance with the provision of Section 4(c) of this Agreement and filed in accordance with the provisions of Rule 424(b)) together with the Basic Prospectus attached to or used with the Prospectus Supplement; “Permitted Free Writing Prospectus” means the documents listed on Exhibit C attached hereto and any other “Issuer Free Writing Prospectus” (as defined in Rule 433 of the Act) that relates to the Shares, and which the Company and the Agent acting as sales agent or principal for the relevant transaction reasonably agree from time to time is a Permitted Free Writing Prospectus. Any reference herein to the Registration Statement, the Basic Prospectus, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus shall, unless otherwise stated, be deemed to refer to and include the documents, if any, incorporated by reference, or deemed to be incorporated by reference, therein (the “Incorporated Documents”), including, unless the context otherwise requires, the documents, if any, filed as exhibits to such Incorporated Documents. Any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Basic Prospectus, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus

shall, unless stated otherwise, be deemed to refer to and include the filing of any document under the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the “Exchange Act”) on or after the initial effective date of the Registration Statement, or the date of the Basic Prospectus, the Prospectus Supplement, the Prospectus or such Permitted Free Writing Prospectus, as the case may be, and deemed to be incorporated therein by reference. References in this Agreement to financial statements or other information that is “contained,” “included,” “described,” “set forth” or “provided” in the Registration Statement, the Basic Prospectus, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus and any similar references shall, unless stated otherwise, include any information incorporated or deemed to be incorporated by reference therein.

The Company and the Agents agree as follows:

1. Issuance and Sale.

a.

Upon the basis of the representations, warranties and agreements and subject to the terms and conditions set forth herein and provided the Company provides the Agents with any due diligence materials and information reasonably requested by the Agents and necessary for the Agents to satisfy their respective due diligence obligations, on any Exchange Business Day (as defined below) selected by the Company, the Company and an Agent shall enter into an agreement in accordance with Section 2 hereof regarding the number of Shares to be placed by such Agent, as agent, and the manner in which and other terms upon which such placement is to occur (each such transaction being referred to as an “Agency Transaction”). On any Exchange Business Day, the Company shall sell Shares through only one of the Agents, but in no event through more than one, and the Company shall give at least one business day prior written notice by email or other method mutually agreed to by the parties to such Agent to notify it of any changes to the Agent through whom the sale of Shares will be effected. For the avoidance of doubt, the foregoing limitation shall not apply to sales solely to employees or security holders of the Company, the Operating Partnership or their respective subsidiaries, or to a trustee or other person acquiring such securities for the accounts of such persons in which any of Citigroup, Credit Suisse, Goldman, JPM, Morgan Stanley or Raymond James is acting for the Company in a capacity other than as Agent under this Agreement. The Company may also offer to sell the Shares directly to any Agent, as principal, in which event such parties shall enter into a separate agreement (each, a “Terms Agreement”) in substantially the form of Exhibit A hereto, relating to such sale in accordance with Section 2 of this Agreement (each such transaction being referred to as a “Principal Transaction”). As used herein, (i) the “Term” shall be the period commencing on the date hereof and ending on the earlier of (x) the date on which the aggregate Gross Sales Price (as defined below) of Shares issued and sold pursuant to this Agreement and any Terms Agreement is equal to the Maximum Amount and (y) any termination of this Agreement pursuant to Section 8, (ii) an “Exchange Business Day” means any day during the Term that is a trading day for the Exchange (as defined below) other than a day on which trading on the Exchange is scheduled to close prior to its regular weekday closing time, and (iii) “Exchange” means the New York Stock Exchange (“NYSE”).

b.

Subject to the terms and conditions set forth below, the Company appoints the Agents as agents in connection with the offer and sale of Shares in any Agency Transactions entered into hereunder. The Agents will use their commercially reasonable efforts, consistent with their normal trading and sales practices, to sell such Shares in accordance with the terms and subject to the conditions hereof and of the applicable Transaction Acceptance (as defined below). Neither the Company nor any Agent shall have any obligation to enter into an Agency Transaction. The Company shall be obligated to issue and sell through the Agents, and the applicable Agent shall be obligated to use its commercially reasonable efforts, consistent with its normal trading and sales practices and as provided herein and in the applicable Transaction Acceptance, to place Shares only if and when the Company makes a Transaction Proposal (as defined below) to such Agent related to such an Agency Transaction and a Transaction Acceptance related to such Agency Transaction has been delivered to the Company by such Agent as provided in Section 2 below.

c.

The Agents, as agents in any Agency Transaction, hereby covenant and agree not to make any sales of the Shares on behalf of the Company pursuant to this Agreement other than (A) by means of ordinary brokers’ transactions between members of the Exchange that qualify for delivery of a Prospectus in accordance with Rule 153 under the Act and meet the definition of an “at-the-market offering” under Rule 415(a)(4) under the Act (such transactions are hereinafter referred to as “At-the-Market Offerings”), (B) block transactions and (C) such other sales of the Shares on behalf of the Company in their capacity as agents of the Company, as shall be agreed by the Company and the Agents in writing, including, but not limited to, privately negotiated transactions.

d.

If Shares are to be sold in an Agency Transaction in an At-the-Market Offering, the applicable Agent will confirm in writing to the Company the number of Shares sold on any Exchange Business Day and the related Gross Sales Price and Net Sales Price (as each of such terms is defined in Section 2(b) below) following the close of trading on the Exchange each day in which the Shares are sold under this Agreement, and in any event no later than the opening of trading on the immediately following Exchange Business Day.

e.

If the Company shall default on its obligation to deliver Shares to an Agent pursuant to the terms of any Agency Transaction or Terms Agreement, other than to the extent it has been determined by a court of competent jurisdiction to have resulted from the bad faith or willful misconduct of such Agent, the Company shall (i) indemnify and hold harmless such Agent and its successors and assigns from and against any and all losses, claims, damages, liabilities and expenses arising from or as a result of such default by the Company and (ii) notwithstanding any such default, pay to such Agent the commission to which it would otherwise be entitled in connection with such sale in accordance with Section 2(b) below.

f.

The Company acknowledges and agrees that (i) there can be no assurance that the Agents will be successful in selling the Shares, (ii) the Agents shall not incur any liability or obligation to the Company or any other person or entity if they do not sell Shares for any reason other than a failure by the applicable Agent to use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable law and regulations to sell such Shares in accordance with the terms of this Agreement, and (iii) the Agents shall not be under any obligation to purchase Shares on a principal basis pursuant to this Agreement, except as may otherwise be specifically agreed by the applicable Agent and the Company in a Terms Agreement.

2. Transaction Acceptances and Terms Agreements.

a.

The Company may, from time to time during the Term, propose to any Agent that they enter into an Agency Transaction to be executed on a specified Exchange Business Day or over a specified period of Exchange Business Days, which proposal shall be made to such Agent by telephone or by email and shall set forth the information specified below (each, a “Transaction Proposal”). If the applicable Agent agrees to the terms of such proposed Agency Transaction or if the Company and the applicable Agent mutually agree to modified terms for such proposed Agency Transaction, then such Agent shall promptly deliver to the Company by email a notice (each, a “Transaction Acceptance”) confirming the terms of such proposed Agency Transaction as set forth in such Transaction Proposal or setting forth the modified terms for such proposed Agency Transaction as agreed by the Company and such Agent, as the case may be, whereupon such Agency Transaction shall become a binding agreement between the Company and such Agent. Each Transaction Proposal shall specify:

(i)	the Exchange Business Day(s) on which the Shares subject to such Agency Transaction are intended to be sold (each, a “Purchase Date”);

(ii)	the maximum number or Gross Sales Price of Shares to be sold by such Agent (the “Specified Amount of Shares”) on, or over the course of, such Purchase Date(s);

(iii)	the lowest price, if any, at which the Company is willing to sell Shares on each such Purchase Date or a formula pursuant to which such lowest price shall be determined (each, a “Floor Price”); and

(iv)	such Agent’s discount or commission, in accordance with Section 2(b) below.

A Transaction Proposal shall not set forth a Specified Amount of Shares that, when the Gross Sales Price of such Specified Amount of Shares is added to the aggregate Gross Sales Price of Shares previously purchased and to be purchased pursuant to pending Transaction Acceptances (if any) hereunder and any Terms Agreements, results or could result in a total amount that exceeds the Maximum Amount nor shall it set forth a Floor Price which is lower than the minimum price authorized from time to time by the Company’s board of directors (the “Board”) or, if permitted by applicable law and the Company’s charter and bylaws, a duly authorized committee thereof. The Company shall have responsibility for maintaining records with respect to the aggregate Gross Sales Price of Shares sold and for otherwise monitoring the availability of Shares for sale under the Registration Statement and for ensuring that the aggregate Gross Sales Price of Shares offered and sold does not exceed the Maximum Amount, and the price at which any Shares are offered or sold is not lower than the minimum price authorized from time to time by the Board or, if permitted by applicable law and the Company’s charter and bylaws, a duly authorized committee thereof. In the event that more than one Transaction Acceptance with respect to any Purchase Date(s) is delivered by an Agent to the Company, the latest Transaction Acceptance shall govern any sales of Shares for the relevant Purchase Date(s), except to the extent of any action occurring pursuant to a prior Transaction Acceptance and prior to the delivery to the Company of the latest Transaction Acceptance. Notwithstanding the foregoing, if the terms of any Agency Transaction contemplate that Shares shall be sold on more than one Purchase Date, then the Company and the applicable Agent shall mutually agree to such additional terms and conditions as they deem reasonably necessary in respect of such multiple Purchase Dates, and such additional terms and conditions shall be set forth in or confirmed by, as the case may be, the relevant Transaction Acceptance and be binding to the same extent as any other terms contained therein. The Company or the applicable Agent may, upon notice to the other such party by telephone (confirmed promptly by e-mail), suspend or terminate the offering of the Shares pursuant to Agency Transactions for any reason; provided, however, that such suspension or termination shall not affect or impair the parties’ respective obligations with respect to the Shares sold hereunder prior to the giving of such notice or their respective obligations under any Terms Agreement. During the term of any such suspension, the Company shall not be obligated to deliver (or cause to be delivered) any of the documents referred to in Sections 6(b) through 6(d) hereof, be deemed to affirm any of the representations or warranties in this Agreement pursuant to Section 3 or 6(a) hereof, or be obligated to conduct any due diligence session referred to in Section 6(f) hereof until the termination of the suspension and the recommencement of the offering of the Shares pursuant to this Agreement.

b.

The Purchase Date(s) in respect of the Shares deliverable pursuant to any Transaction Acceptance shall be set forth in or confirmed by, as the case may be, the applicable Transaction Acceptance. The applicable Agent’s commission for any Shares sold through such Agent pursuant to this Agreement shall be a percentage no greater than 2% of the actual sales price of such Shares (the “Gross Sales Price”), as mutually agreed to in writing by such Agent and the Company and confirmed by the applicable Transaction Acceptance; provided, however, that such commission shall not apply when an Agent acts as principal, in which case such commission or a discount shall be set forth in the applicable Terms Agreement. Notwithstanding the foregoing, in the event the Company engages the Agent for a sale of Shares in an Agency Transaction that would constitute a “distribution” within the meaning of Rule 100 of Regulation M under the Exchange Act or a “block” within the meaning of Rule 10b-18(a)(5) under the Exchange Act, the Company will provide the Agent, at the Agent’s request and upon reasonable advance notice to the Company, on or prior to the Settlement Date the opinions of counsel, accountants’ letters and officers’ certificates pursuant to Section 6 hereof, each dated the Settlement Date, and such other documents and information as the Agent shall reasonably request, and the Company and the Agent will agree to compensation that is customary for the Agent with respect to such transaction. The Gross Sales Price less such Agent’s commission or discount and after deduction for any transaction fees, transaction taxes or similar taxes or fees imposed by any governmental, regulatory or self-regulatory organization in respect of the sale of the applicable Shares is referred to herein at the “Net Sales Price.”

c.

Except as provided in Section 2(d) below, the applicable Agent shall pay the Net Sales Price for Shares issued by the Company and sold through such Agent on any Purchase Date pursuant to a Transaction Acceptance to the Company by wire transfer of immediately available funds to the account of the Company specified in Exhibit D (or such other account which the Company shall provide to the applicable Agent at least one Exchange Business Day prior to the applicable Agency Settlement Date (as defined below)) against delivery of such Shares to such Agent’s account, or an account of such Agent’s designee, at The Depository Trust Company through its Deposit and Withdrawal at Custodian System (“DWAC”) or by such other means of delivery as may be agreed to by the Company and the applicable Agent. Such payment and delivery shall be made at or about 10:00 a.m. (New York City time) on the second Exchange Business Day following each Purchase Date, unless another date shall be agreed upon by the Company and the applicable Agent (each, an “Agency Settlement Date”).

d.

Notwithstanding section 2(c) above, the applicable Agent may, in its discretion, pay the Gross Sales Price (instead of the Net Sales Price) for Shares issued by the Company and sold through such Agent on any Purchase Date pursuant to a Transaction Acceptance to the Company by wire transfer of immediately available funds to the account of the Company specified in Exhibit D (or such other account which the Company shall provide to the applicable Agent at least one Exchange Business Day prior to the applicable Agency Settlement Date (as defined below)) against delivery of such Shares to such Agent’s account, or an account of such Agent’s designee, at The Depository Trust Company through its DWAC or by such other means of delivery as may be agreed to by the Company and the applicable Agent. In the event that the applicable Agent delivers the Gross Sales Price to the Company at an Agency Settlement Date pursuant to this section, the aggregate Gross Sales Price and aggregate commissions or discounts and any transaction fees, transaction taxes or similar taxes or fees imposed by any governmental, regulatory or self-regulatory organization in respect of the sale of the applicable Shares may be set forth and invoiced in a periodic statement from such Agent to the Company and payment of such amounts shall be made promptly by the Company after its receipt thereof.

e.

If, as provided in the related Transaction Proposal, a Floor Price has been set by the Company with respect to a Purchase Date and the applicable Agent thereafter determines and notifies the Company that the Gross Sales Price for such Agency Transaction would not be at least equal to such Floor Price, then the Company shall not be obligated to issue and sell through such Agent, and such Agent shall not be obligated to place, the Shares proposed to be sold pursuant to such Agency Transaction on such Purchase Date, unless the Company and such Agent otherwise agree in writing.

f.

If either the Company or the applicable Agent has reason to believe that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the Exchange Act are not satisfied with respect to the Shares, it shall promptly notify the other party, and sales of the Shares under this Agreement, any Transaction Acceptance or any Terms Agreement shall be suspended until that or other exemptive provisions have been satisfied in the reasonable judgment of each party. On or prior to the delivery of a prospectus that is required (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with the offering or sale of the Shares, the Company and the Agents shall calculate the average daily trading volume (as defined under “ADTV” by Rule 100 of Regulation M under the Exchange Act) of the Common Stock based on market data provided by Bloomberg L.P. or such other sources as agreed upon by the Company and the Agents.

g.

If the Company wishes to issue and sell the Shares pursuant to this Agreement but other than as set forth in Section 2(a) of this Agreement, it will notify the Agents of the proposed terms of the Principal Transaction. If an Agent, acting as principal, wishes to accept such proposed terms (which any Agent may decline to do for any reason in its sole discretion) or, following discussions with the Company, wishes to accept amended terms, the Company and the applicable Agent shall enter into a Terms Agreement setting forth the terms of such Principal Transaction.

The terms set forth in a Terms Agreement shall not be binding on the Company or any Agent unless and until the Company and such Agent have each executed and delivered such Terms Agreement accepting all of the terms of such Terms Agreement. In the event of a conflict between the terms of this Agreement and the terms of a Terms Agreement, the terms of such Terms Agreement shall control.

Each sale of the Shares to an Agent in a Principal Transaction shall be made in accordance with the terms of this Agreement and a Terms Agreement, which shall provide for the sale of such Shares to, and the purchase thereof by, the applicable Agent. A Terms Agreement may also specify certain provisions relating to the reoffering of such Shares by such Agent. The commitment of an Agent to purchase the Shares pursuant to any Terms Agreement shall be deemed to have been made on the basis of the representations, warranties and agreements of the Company contained, and shall be subject to the terms and conditions set forth, in this Agreement and such Terms Agreement. Any such Terms Agreement shall specify the number of the Shares to be purchased by the applicable Agent pursuant thereto, the price to be paid to the Company for such Shares, any provisions relating to rights of, and default by, the applicable Agent, if any, acting together with such Agent in the reoffering of the Shares, and the time and date (each such time and date being referred to herein as a “Principal Settlement Date”; and, together with any Agency Settlement Date, a “Settlement Date”) and place of delivery of and payment for such Shares.

h.

Notwithstanding any other provision of this Agreement, the Company shall not offer, sell or deliver, or request the offer or sale, of any Shares pursuant to this Agreement (whether in an Agency Transaction or a Principal Transaction) and, by notice to the Agents given by telephone (confirmed promptly by email), shall cancel any instructions for the offer or sale of any Shares, and the Agents shall not be obligated to offer or sell any Shares, (i) during any period in which the Company is, or reasonably could be deemed to be, in possession of material non-public information or (ii) at any time from and including the date on which the Company shall issue a press release containing, or shall otherwise publicly announce, its earnings, revenues or other results of operations (an “Earnings Announcement”) through and including the time that is 24 hours after the time that the Company files a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K that includes consolidated financial statements as of and for the same period or periods, as the case may be, covered by such Earnings Announcement, or such other period of time following such filing as the Company and the Agents mutually agree.

i.

Anything in this Agreement to the contrary notwithstanding, the Company shall not authorize the issuance and sale of, and the Agents, as sales agents, shall not be obligated to use their commercially reasonable efforts, consistent with its normal trading and sales practices, to sell, any Shares at a price lower than the Floor Price, or in a number or with an aggregate gross or net sales price in excess of the number or aggregate gross or net sales price, as the case may be, authorized from time to time to be issued and sold under this Agreement and any Terms Agreement, in each case by the Board or, if permitted by applicable law and the Company’s charter and bylaws, a duly authorized committee thereof, or in a number in excess of the number of Shares approved for listing on the Exchange, or in excess of the number or amount of Shares available for issuance on the Registration Statement or as to which the Company has paid the applicable registration fee, it being understood and agreed by the parties hereto that compliance with any such limitations shall be the sole responsibility of the Company.

3. Representations, Warranties and Agreements of the Company and the Operating Partnership.

Each of the Company and the Operating Partnership, jointly and severally, hereby represents and warrants to the Agents, on and as of (i) the date hereof, (ii) each date on which the Company receives a Transaction Acceptance (the “Time of Acceptance”), (iii) each date on which the Company executes and delivers a Terms Agreement, (iv) each Time of Sale (as defined in Section 3(a)), (v) each Settlement Date, and (vi) each Bring-Down Delivery Date (as defined in Section 6(b)) (each such date listed in (i) through (vi), a “Representation Date”), as follows:

a.

The Company meets the requirements for use of Form S-3 under the Act. The Company filed with the Commission the Registration Statement on such form, including a Prospectus, for registration under the Act of the offering and sale of the Shares. When the Registration Statement or any amendment thereof or supplement thereto was or is declared effective, it complied or will comply, in all material respects, with the requirements of the Act, the Exchange Act and the rules and regulations of the Commission thereunder. When any Prospectus was first filed with the Commission (whether filed as part of the Registration Statement or any amendment thereto or pursuant to Rule 424 of the Act) and when any amendment thereof or supplement thereto was first filed with the Commission, such Prospectus as amended or supplemented, together with all of the then issued Permitted Free Writing Prospectuses, if any, complied in all material respects with the applicable provisions of the Act. If applicable, the Prospectus delivered to the Agents for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

b.

No stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose or pursuant to Section 8A under the Act are pending before or, to the Company’s knowledge, threatened by the Commission. The Registration Statement is an automatic shelf registration statement (as defined in Rule 405 under the Act), the Company is a well-known seasoned issuer (as defined in Rule 405 under the Act) eligible to use the Registration Statement as an automatic shelf registration statement, and the Company has not received notice that the Commission objects to the use of the Registration Statement as an automatic shelf registration statement.

c.

(i) Each Incorporated Document complied or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder, (ii) each part of the Registration Statement, when such part became effective, did not contain, and each such part, as amended or supplemented, if applicable, will not at the time of such amendment or supplement contain, any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) the Registration Statement as of the date hereof does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iv) the Registration Statement and the Prospectus comply, and as amended or supplemented, if applicable, will as of the date of such amendment or supplement comply, in all material respects with the Act and the applicable rules and regulations of the Commission thereunder, (v) the Prospectus does not, and at each Time of Sale when the Prospectus is not yet available to prospective purchasers and upon each such sale, the Prospectus, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (vi) each broadly available road show, if any, when considered together with the Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (vii) the Prospectus does not contain and, as amended or supplemented, if applicable, will not as of the date of such amendment or supplement contain, any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, none of the representations and warranties in this paragraph 3(c) shall apply to statements in, or omissions from, the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus made in reliance upon, and in conformity with, information herein or otherwise furnished in writing to the Company by an Agent specifically for use in the Registration Statement, the Prospectus or such Permitted Free Writing Prospectus. With respect to the preceding sentence, the Company acknowledges that the only information furnished in writing by the Agents for use in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus are the statements set forth in Exhibit E hereto (collectively, the “Information Supplied by the Agents”). As used herein, “Time of Sale” means (i) with respect to each offering of Shares pursuant to this Agreement, the time of the applicable Agent’s initial entry into contracts for the sale of such Shares, and (ii) with respect to each offering of Shares pursuant to any relevant Terms Agreement, the time of sale of such Shares to the applicable Agent, as principal.

d.

At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the Act) of the Shares and (ii) at the date hereof, the Company was not and is not an “ineligible issuer” in connection with the offering pursuant to Rules 164, 405 and 433 under the Act. Any Issuer Free Writing Prospectus that the Company is required to file pursuant to Rule 433(d) under the Act has been, or will be, filed with the Commission in accordance with the requirements of the Act and the applicable rules and regulations of the Commission thereunder. Each Issuer Free Writing Prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Act or that was prepared by or on behalf of or used or referred to by the Company complies, or when filed, used or referred to will comply, in all material respects with the requirements of the Act and the applicable rules and regulations of the Commission thereunder. Except for the Permitted Free Writing Prospectuses, if any, and electronic road shows, if any, each furnished to you before first use, the Company has not prepared, used or referred to, and will not, without your prior consent, prepare, use or refer to, any Issuer Free Writing Prospectus.

e.	The Shares have been approved for listing on the NYSE, subject to official notice of issuance.

f.

Each of the Company and the Operating Partnership has been duly incorporated or formed, and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation or formation, has the corporate or partnership power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not reasonably be expected to have a material adverse effect on the Company, the Operating Partnership and their respective subsidiaries, taken as a whole.

g.

Schedule I hereto sets forth each significant subsidiary of the Company and the Operating Partnership, as defined in Rule 1-02 of Regulation S-X promulgated under the Act. Each such subsidiary has been duly incorporated or formed, is validly existing as a corporation or other business entity in good standing under the laws of the jurisdiction of its incorporation or formation, has the corporate or other power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not reasonably be expected to have a material adverse effect on the Company, the Operating Partnership and their respective subsidiaries, taken as a whole; all of the issued shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly by the Company, free and clear of all liens, encumbrances, equities or claims.

h.	This Agreement has been duly authorized, executed and delivered by each of the Company and the Operating Partnership.

i.

The authorized capital stock of the Company conforms in all material respects as to legal matters to the description thereof contained in the Prospectus. The Common Stock outstanding prior to the issuance of the Shares have been duly authorized and are validly issued, fully paid and non-assessable. The Shares have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Shares will not be subject to any preemptive or similar rights.

j.

The execution and delivery by the Company and the Operating Partnership of, and the performance by the Company and the Operating Partnership of their respective obligations under, this Agreement will not contravene any provision of law applicable to the Company, the Operating Partnership and their respective subsidiaries or the articles of incorporation or by-laws of the Company and the Operating Partnership or any agreement or other instrument binding upon the Company, the Operating Partnership or any of their respective subsidiaries that is material to the Company, the Operating Partnership and their respective subsidiaries, taken as a whole, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company or the Operating Partnership of its obligations under this Agreement, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares.

k.

There has not occurred any material adverse change, or any development that would give rise to a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business, operations or properties of the Company, the Operating Partnership and their respective subsidiaries, taken as a whole, from that set forth in the Prospectus.

l.

There are no legal or governmental proceedings pending or, to the Company’s knowledge, threatened to which the Company, the Operating Partnership or any of their respective subsidiaries is a party or to which any of the properties of the Company, the Operating Partnership or any of their respective subsidiaries is subject (i) other than proceedings accurately described in all material respects in the Prospectus and proceedings that would not reasonably be expected to have a material adverse effect on the Company, the Operating Partnership and their respective subsidiaries, taken as a whole, or on the power or ability of the Company or the Operating Partnership to perform their respective obligations under this Agreement or to consummate the transactions contemplated by the Prospectus or (ii) that are required to be described in the Registration Statement or the Prospectus and are not so described; and there are no statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

m.

Neither the Company nor the Operating Partnership is, or after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

n.

The Company, the Operating Partnership and their respective subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) are reasonably adequate in all material respects for the operation of the business of the Company, the Operating Partnership and their respective subsidiaries as currently conducted, and, to the knowledge of the Company, are free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants that could reasonably be expected to, singly or in the aggregate, have a material adverse effect on the Company, the Operating Partnership and their respective subsidiaries, taken as a whole. The Company, the Operating Partnership and their respective subsidiaries have implemented and maintained commercially reasonable controls, policies, procedures, and safeguards to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data (including all personal, personally identifiable, sensitive, confidential or regulated data (“Personal Data”)) used in connection with their businesses, and, to the knowledge of the Company, there have been no breaches, violations, outages or unauthorized uses of or accesses to same, except for those that have been remedied without material cost or liability or the duty to notify any other person, nor any incidents under internal review or investigations relating to the same. The

Company, the Operating Partnership and their respective subsidiaries are presently in material compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Personal Data and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification.

o.

Each of the Company, the Operating Partnership and their respective subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses as currently conducted and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, reasonably be expected to have a material adverse effect on the Company, the Operating Partnership and their respective subsidiaries, taken as a whole.

p.

Except as otherwise disclosed or incorporated by reference in the Registration Statement or the Prospectus, there are no pending or, to the knowledge of the Company or its subsidiaries, threatened costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, reasonably be expected to have a material adverse effect on the Company, the Operating Partnership and their respective subsidiaries, taken as a whole.

q.

There are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company or to require the Company to include such securities with the Shares registered pursuant to the Registration Statement.

r.

(i) None of the Company, the Operating Partnership or any of their respective subsidiaries or affiliates, or any director, officer, or employee thereof, or, to the Company’s knowledge, any agent or representative of the Company, the Operating Partnership or of any of their respective subsidiaries or affiliates, has taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment, giving or receipt of money, property, gifts or anything else of value, directly or indirectly, to any government official (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) (“Government Official”) in order to influence official action, or to any person in violation of any applicable anti-corruption laws; (ii) the Company, the Operating Partnership and each of their respective subsidiaries and affiliates have conducted their businesses in compliance with applicable anti-corruption laws and have instituted and maintained and will continue to maintain policies and procedures reasonably designed to promote and achieve compliance with such laws and with the representations and warranties contained herein; and (iii) none of the Company, the Operating Partnership or any of their respective subsidiaries will use, directly or indirectly, the proceeds of the offering in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any person in violation of any applicable anti-corruption laws.

s.

The operations of the Company, the Operating Partnership and each of their respective subsidiaries are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of jurisdictions where the Company, the Operating Partnership and each of their respective subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company, the Operating Partnership or any of their respective subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

t.

(i) None of the Company, the Operating Partnership, any of their respective subsidiaries, or any director, officer, or employee thereof, or, to the Company’s knowledge, any agent, affiliate or representative of the Company, the Operating Partnership or any of their respective subsidiaries, is an individual or entity (“Person”) that is, or is owned or controlled by one or more Persons that are:

a.

the subject of any sanctions administered or enforced by the U.S. Department of the Treasury’s Office of Foreign Assets Control, the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), or

b.	located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Crimea, Cuba, Iran, North Korea and Syria).

(ii) The Company will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person:

(a)	to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or

(b)	in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as agent, underwriter, advisor, investor or otherwise).

(iii) None of the Company, the Operating Partnership or any of their respective subsidiaries have knowingly engaged in, are now knowingly engaged in, or will engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

u.

The Company, the Operating Partnership and each of their respective subsidiaries have filed all federal, state, local and foreign tax returns required to be filed through the date of this Agreement or have requested extensions thereof (except where the failure to file would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the Company, the Operating Partnership and their respective subsidiaries, taken as a whole) and have paid all taxes required to be paid thereon (except for cases in which the failure to file or pay would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the Company, the Operating Partnership and their respective subsidiaries, taken as a whole, or, except as currently being contested in good faith and for which reserves required by generally accepted accounting principles in the United States (“U.S. GAAP”) have been created in the financial statements of the Company and the Operating Partnership), and no tax deficiency has been determined adversely to the Company, the Operating Partnership or any of their respective subsidiaries which has had (nor does the Company, the Operating Partnership nor any of their respective subsidiaries have any notice or knowledge of any tax deficiency which could reasonably be expected to be determined adversely to the Company, the Operating Partnership or their respective subsidiaries and which could reasonably be expected to have) a material adverse effect.

v.

The Company, the Operating Partnership and each of their respective subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) the interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement is accurate. Except as described in the Registration Statement or the Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (i) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (ii) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

w.

The financial statements and the related notes and supporting schedules thereto included or incorporated by reference in the Registration Statement or the Prospectus comply in all material respects with the applicable requirements of the Act and the Exchange Act, as applicable, and present fairly, in all material respects, the financial condition, results of operations and cash flows of the entities purported to be shown thereby on the basis stated therein, at the respective dates or for the respective periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis throughout the periods covered thereby (except as may be noted therein). The summary, pro forma and selected financial data included or incorporated by reference in the Registration Statement and the Prospectus comply in all material respects with Regulation S-X under the Act and Exchange Act and is accurately presented in all material respects and prepared on a basis that is consistent with the historical financial statements from which it has been derived. No other historical or pro forma financial statements or supporting schedules are required to be included in the Registration Statement or the Prospectus under the Act. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

x.

The Company, the Operating Partnership and their respective subsidiaries have good and marketable title to all real properties and title to all other properties and assets owned by them, in each case free from liens, charges, encumbrances and defects that would not, singly or in the aggregate, have a material adverse effect on the Company, the Operating Partnership and their respective subsidiaries, taken as a whole; and the Company, the Operating Partnership and their respective subsidiaries hold their leased real or personal property under valid and enforceable leases, except where the failure to do so would not, singly or in the aggregate, have a material adverse effect on the Company, the Operating Partnership and their respective subsidiaries, taken as a whole.

y.

The Company has made a timely election to be subject to tax as a real estate investment trust (“REIT”) pursuant to Sections 856 through 860 of the Code for its taxable year ended December 31, 2004. Commencing with its taxable year ended December 31, 2004, the Company has been organized in conformity with the requirements for qualification and taxation as a REIT under the Code. The Company’s current organization and proposed method of operation, as described in the Prospectus, do and will enable the Company to continue to meet the requirements for qualification and taxation as a REIT under the Code. All statements regarding the Company’s qualification and taxation as a REIT and descriptions of the Company’s current organization and proposed method of operation (inasmuch as they relate to the Company’s qualification and taxation as a REIT) set forth in the Prospectus are accurate and fair summaries of the legal or tax matters described therein in all material respects.

z.

Ernst & Young LLP, who have certified certain financial statements of the Company and its subsidiaries, are an independent registered public accounting firm with respect to the Company and its subsidiaries within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Act.

aa.

KPMG LLP, who have certified certain financial statements of certain of the Company’s subsidiaries, are an independent registered public accounting firm with respect to such subsidiaries within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Act.

bb.

Except as described in the Registration Statement or the Prospectus, no relationship, direct or indirect, exists between or among the Company, the Operating Partnership or any of their respective subsidiaries, on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company, the Operating Partnership or any of their respective subsidiaries, on the other, that is required to be described in the Prospectus and that is not so described.

cc.

No labor dispute with the employees of the Company, the Operating Partnership or any of their respective subsidiaries exists or is imminent that would reasonably be expected to, singly or in the aggregate, have a material adverse effect on the Company, the Operating Partnership and their respective subsidiaries, taken as a whole.

dd.

Except as would not have a material adverse effect on the Company, the Operating Partnership and their respective subsidiaries, taken as a whole, (i) each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), for which the Company or any member of its “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of the Code) would have any liability, excluding any such plan that is a “multiemployer plan”, within the meaning of Section 4001(a)(3) of ERISA, (each, a “Plan”) has been maintained in material compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Code; (ii) no “prohibited transaction”, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan, excluding transactions effected pursuant to a statutory or administrative exemption; (iii) with respect to each Plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, no “accumulated funding deficiency”, as defined in Section 412 of the Code, whether or not waived, has occurred or is reasonably expected to occur; (iv) the unfunded accrued benefits, if any, under each Plan that is subject to Title IV of ERISA, would not, singly or in the aggregate, have a material adverse effect on the Company, the Operating Partnership and their respective subsidiaries, taken as a whole; (v) with respect to each Plan that is subject to Title IV of ERISA, no “reportable event”, within the meaning of Section 4043(c) of ERISA, has occurred or is reasonably expected to occur; and (vi) neither the Company nor any member of its Controlled Group has incurred, nor reasonably expects to incur, any liability under Title IV of ERISA in respect of a Plan or a “multiemployer plan” that is subject to Title IV (other than contributions to such Plan or premiums to the PBGC, in the ordinary course and without default).

ee.

The Company maintains an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that is designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure. The Company has carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.

ff.

Except as described in the Registration Statement and the Prospectus, the Company and its board of directors are in compliance, in all material respects, with the applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder.

gg.

The Company, the Operating Partnership and their respective subsidiaries are insured by insurers with appropriately rated claims-paying abilities against such losses and risks and in such amounts as are prudent and customary for the businesses in which they are engaged; all material policies of insurance and fidelity or surety bonds insuring the Company, the Operating Partnership or any of their respective subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect; the Company, the Operating Partnership and their respective subsidiaries are in compliance with the terms of such policies and instruments in all material respects.

hh.

Except as disclosed in the Registration Statement and the Prospectus, other than this Agreement, there are no contracts, agreements or understandings between the Company, the Operating Partnership and any person that would give rise to a valid claim against the Company, the Operating Partnership or any Agent for a brokerage commission, finder’s fee or other like payment.

ii.

Neither the Company, the Operating Partnership nor any of their respective subsidiaries has taken, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Shares.

jj.

Neither the issuance, sale and delivery of the Shares nor the application of the proceeds thereof by the Company as described in the Registration Statement and the Prospectus will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.

kk.

No forward-looking statement (within the meaning of Section 27A of the Act and Section 21E of the Exchange Act) contained in the Registration Statement and the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

ll.

Any third-party statistical and market-related data included in the Registration Statement and the Prospectus are based on or derived from sources that the Company reasonably believes to be reliable and accurate.

4. Certain Covenants of the Company and the Operating Partnership. Each of the Company and the Operating Partnership covenants and agrees with the Agents as follows:

a.

The Company will use its reasonable efforts to cause the Registration Statement and any amendments thereto to become effective, if it has not already become effective, and will advise the Agents promptly, and if it is reasonably requested by any Agent, it will confirm such advice in writing (i) when the Registration Statement has become effective and the time and date of any filing of any post-effective amendment to the Registration Statement or any amendment or supplement to any Prospectus and the time and date that any post-effective amendment to the

Registration Statement becomes effective, (ii) if Rule 430A under the Act is employed, when the Prospectus has been timely filed pursuant to Rule 424(b) under the Act, (iii) of the receipt of any comments of the Commission, or any request by the Commission for amendments or supplements to the Registration Statement or the Prospectus or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the suspension of qualification of the Shares for offering or sale in any jurisdiction or the initiation of any proceeding for such purposes or pursuant to Section 8A under the Securities Act; and (v) within the period of time referred to in Section 4(h) hereof, of any change in the Company’s condition (financial or other), business, prospects, properties or results of operations, or of any event that comes to the attention of the Company or the Operating Partnership that makes any statement made in the Registration Statement or the Prospectus (as then amended or supplemented) untrue in any material respect or that requires the making of any additions thereto or changes therein in order to make the statements therein (in the case of the Prospectus, in light of the circumstances under which they were made) not misleading in any material respect, or of the necessity to amend or supplement the Prospectus (as then amended or supplemented) to comply with the Act or any other law. If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement or initiate proceedings for such purpose or pursuant to Section 8A under the Securities Act, the Company will use commercially reasonable efforts to obtain the withdrawal or lifting of such order at the earliest possible time. The Company will file with the Commission such Prospectus in accordance with Rule 424(b) under the Act before the close of business on the first business day immediately following the date hereof.

b.

The Company will furnish to the Agents, without charge, upon request, a photocopy of the signed original of the Registration Statement as originally filed with the Commission and of each amendment thereto, including financial statements and all exhibits thereto, and will also furnish to the Agents, without charge, such number of conformed copies of the Registration Statement as originally filed and of each amendment thereto as any Agent may reasonably request.

c.

The Company will promptly file with the Commission any amendment or supplement to the Registration Statement or the Prospectus that may, in the reasonable judgment of the Company or the Agents be required by the Act or requested by the Commission.

d.

The Company will furnish a copy of any amendment or supplement to the Registration Statement or to the Prospectus or any Issuer Free Writing Prospectus to the Agents and counsel for the Agents for review and will not file any such proposed amendment or supplement to which the Agents reasonably object, unless (i) in the judgment of counsel to the Company, such filing is required by applicable law or (ii) it is advisable in furtherance of a Commission request.

e.	The Company will not make any offer relating to the Common Stock that would constitute an Issuer Free Writing Prospectus without the Agents’ prior consent, which will not be unreasonably withheld.

f.

The Company will retain in accordance with the Act all Issuer Free Writing Prospectuses not required to be filed pursuant to the Act; and, if at any time after the date hereof any events shall have occurred as a result of which any Issuer Free Writing Prospectus, as then amended or supplemented, would conflict with the information in the Registration Statement or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or, if for any other reason it shall be necessary to amend or supplement any Issuer Free Writing Prospectus, the Company will notify the Agents and, upon reasonable request, file such document and to prepare and furnish without charge to the Agents as many copies as the Agents may from time to time reasonably request of an amended or supplemented Issuer Free Writing Prospectus that will correct such conflict, statement or omission or effect such compliance;

g.

Prior to the execution and delivery of this Agreement, the Company has delivered or will deliver to the Agents, without charge, in such quantities as the Agents have reasonably requested or may hereafter reasonably request, copies of each form of the Prospectus. Consistent with the provisions of Section 4(h) hereof, the Company consents to the use, in accordance with the provisions of the Act and with the securities or Blue Sky laws of the jurisdictions in which the Shares are offered by any Agent of each Prospectus so furnished by the Company.

h.

As soon as is practicable after the execution and delivery of this Agreement and thereafter from time to time for such period as in the reasonable opinion of counsel for the Agents a prospectus is required by the Act to be delivered in connection with sales by any Agent, and for so long a period as any Agent may request for the distribution of the Shares, the Company will deliver to such Agent, without charge, as many copies of the Prospectus and any Time of Sale information in a Terms Agreement (and of any amendment or supplement thereto) as they may reasonably request. The Company consents to the use of the Prospectus and the Time of Sale information (and of any amendment or supplement thereto) in accordance with the provisions of the Act and with the securities or “Blue Sky” laws of the jurisdictions in which the Shares are offered by any Agent both in connection with the offering and sale of the Shares and for such period of time thereafter as the Prospectus is required by the Act to be delivered in connection with sales by any Agent or any dealer. If at any time prior to the later of (i) the completion of the distribution of the Shares pursuant to the offering contemplated by the Registration Statement; or (ii) the expiration of prospectus delivery requirements with respect to the Shares under Section 4(a)(3) of the Act and Rule 174 thereunder, any event shall occur that in the judgment of the Company or in the opinion of counsel for the Agents is required to be set forth in the Prospectus (as then amended or supplemented) or should be set forth therein in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary to supplement or amend the Prospectus to comply with the Act or any other law, the Company will forthwith prepare and, subject to Section 5 hereof, file with the Commission and use its reasonable efforts to cause to become effective as promptly as possible an appropriate supplement or amendment thereto, and will furnish to the Agents, without charge, a reasonable number of copies thereof.

i.

The Company will cooperate with the Agents and counsel for the Agents in connection with the registration or qualification of the Shares for offering and sale by the Agents under the securities or Blue Sky laws of such jurisdictions as the Agents may reasonably designate and will file such consents to the service of process or other documents as may be reasonably necessary in order to effect and maintain such registration or qualification for so long as required to complete the distribution of the Shares; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to the general service of process in suits, other than those arising out of the offering or sale of the Shares, as contemplated by this Agreement and the Prospectus, in any jurisdiction where it is not now so subject. In the event that the qualification of the Shares in any jurisdiction is suspended, the Company shall so advise the Agents promptly in writing. If the Common Stock fails to be, or ceases to be, listed on a national securities exchange, the Company will use its reasonable efforts to qualify or register its Common Stock for sale in non-issuer transactions under (or obtain exemptions from the application of) the “Blue Sky” laws of each state where necessary to permit market-making transactions and secondary trading and will comply with such “Blue Sky” laws and will continue such qualifications, registrations and exemptions in effect during the Term of this Agreement.

j.

The Company will make generally available to its security holders a consolidated earnings statement (in a form complying with the provisions of Rule 158), which need not be audited, covering a twelve-month period commencing after the effective date of the Registration Statement and the Rule 462 Registration Statement, if any, and ending not later than 15 months thereafter, as soon as practicable after the end of such period, which consolidated earnings statement shall satisfy the provisions of Section 11(a) of the Act.

k.

During the Term of this Agreement, the Company will furnish or make available (which may be satisfied by EDGAR filings or the Company’s website postings) to the Agents, upon reasonable request, as soon as practicable, a copy of each proxy statement, quarterly or annual report or other report of the Company mailed to stockholders or filed with the Commission, the Financial Industry Regulatory Authority, Inc. (“FINRA”) or the NYSE or any national securities exchange and (ii) from time to time such other information concerning the Company as the Agents may reasonably request.

l.

If this Agreement shall terminate or shall be terminated after execution pursuant to any provision hereof (except pursuant to a termination under Section 8 hereof) or if this Agreement shall be terminated by the Agents because of any inability, failure or refusal on the part of the Company to perform in all material respects any agreement herein or to comply in all material respects with any of the terms or provisions hereof or to fulfill in all material respects any of the conditions of this Agreement, the Company agrees to reimburse the Agents for all fees and expenses of counsel for the Agents reasonably incurred by the Agents in connection herewith, subject to an aggregate maximum reimbursement of $200,000.

m.

The Company will apply the net proceeds from the sale of the Shares to be sold by it hereunder in accordance in all material respects with the statements under the caption “Use of Proceeds” in the Prospectus.

n.	The Company will comply with all provisions of any undertakings contained in the Registration Statement.

o.

The Company will not at any time, directly or indirectly, take any action designed, or which might reasonably be expected to cause or result in, or which will constitute, stabilization or manipulation of the price of the shares of Common Stock to facilitate the sale or resale of any of the Shares.

p.	The Company will timely file with the NYSE all material documents and notices required by the NYSE of companies that have securities that are traded on the NYSE.

q.

The Company shall maintain, at its expense, a transfer agent and, if necessary under the jurisdiction of its incorporation or the rules of any national securities exchange on which the Common Stock is listed, a registrar (which, if permitted by applicable laws and rules may be the same entity as the transfer agent) for the Common Stock.

r.

Except as otherwise agreed between the Company and the Agents, the Company shall pay all costs, expenses, fees and taxes in connection with (i) the preparation and filing of the Registration Statement, the Prospectus, any Permitted Free Writing Prospectus, and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to the Agents and to dealers (including costs of mailing and shipment); (ii) the registration, issue and delivery of the Shares; (iii) the qualification of the Shares for offering and sale under the securities or “Blue Sky” laws of such states or other jurisdictions as the Agents may reasonably designate with the prior written consent of the Company as aforesaid (including filing fees and the reasonable legal fees and disbursements of counsel to the Agents in connection therewith) and the printing and furnishing of copies of any “Blue Sky” surveys to the Agents; (iv) the listing of the Shares on the Exchange and any registration thereof under the Exchange Act; (v) any filing for review, and any review, of the public offering of the Shares by FINRA (including filing fees and the reasonable legal fees and disbursements of counsel to the Agents in connection therewith); (vi) the fees and disbursements of counsel to the Company and of the Company’s independent registered public accounting firm; and (vii) the performance of the Company’s other obligations hereunder and under any Terms

Agreement; provided that, except as otherwise agreed with the Company, the Agents shall be responsible for any transfer taxes on resale of Shares by it and any costs and expenses associated with the sale and marketing of the Shares. Notwithstanding the foregoing, the Company shall reimburse the Agents for the reasonable documented fees and disbursements of counsel for the Agents incurred in connection with the offering contemplated by this Agreement, subject to an aggregate maximum reimbursement of (i) up to $200,000 in connection with the establishment of the offering program this Distribution Agreement contemplates and (ii) up to $20,000 per quarter in connection with ongoing transactions pursuant to this Distribution Agreement.

s.

If any Agency Transactions or Principal Transactions are pending, the Company will not, without (A) giving the applicable Agent at least two Exchange Business Days’ prior written notice specifying the nature of the proposed sale and the date of such proposed sale and (B) the applicable Agent suspending activity under this program for such period of time as requested by the Company or deemed appropriate by such Agent in light of the proposed sale, (i) offer, pledge, publicly announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable, redeemable or exchangeable for Common Stock, other than pursuant to (a) a shelf registration statement under Rule 415 of the Act, (b) a registration statement on Form S-8 or Form S-4, (c) in connection with the Rayonier Incentive Stock Plan or any other stockholder approved employee compensation plan or Common Stock ownership plan of the Company, or (d) any dividend reinvestment plan; or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of shares of Common Stock or other securities, in cash or otherwise.

t.

If immediately prior to the third anniversary of the initial effective date of the Registration Statement (the “Renewal Deadline”), the aggregate Gross Sales Price of Shares sold by the Company is less than the Maximum Amount and this Agreement has not expired or been terminated, the Company will, prior to the Renewal Deadline, file, if it has not already done so and is eligible to do so, a new shelf registration statement relating to the Shares in a form reasonably satisfactory to the Agents and will use its reasonable efforts to cause such registration statement to be declared effective within 60 days after the Renewal Deadline, and will take all other action necessary or appropriate to permit the public offering and sale of the Shares to continue as contemplated in the expired Registration Statement. References herein to the Registration Statement relating to the Shares shall include such new shelf registration statement.

u.

The Company will use its best efforts to meet the requirements to qualify, for the taxable year ending December 31, 2020, for taxation as a REIT under the Code and the Company will use its best efforts to continue to qualify for taxation as a REIT under the Code unless the Company’s Board of Directors determines in good faith that it is no longer in the best interests of the Company and its stockholders to so qualify or to be so qualified.

5. Execution of Agreement. The Agents’ obligations under this Agreement shall be subject to the satisfaction of the following conditions in connection with and on the date of the execution of this Agreement:

a.	The Company shall have delivered to the Agents:

(i)	an officers’ certificate signed by an officer of the Company certifying as to the matters set forth in Exhibit B hereto;

(ii)

an opinion and negative assurance statement of Jones Day, counsel to the Company, addressed to the Agents and dated the date of this Agreement in a form reasonably satisfactory to the Agents and the Agents’ counsel;

(iii)

an opinion of Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P., North Carolina counsel to the Company, addressed to the Agents and dated the date of this Agreement, in form and substance reasonably satisfactory to the Agents and the Agents’ counsel;

(iv)	an opinion of Vinson & Elkins L.L.P., tax counsel to the Company, addressed to the Agents and dated the date of this Agreement in a form reasonably satisfactory to the Agents and the Agents’ counsel;

(v)	a comfort letter from Ernst & Young LLP, addressed to the Agents and dated the date of this Agreement, addressing such matters as the Agents may reasonably request;

(vi)	a comfort letter from KPMG LLP, addressed to the Agents and dated the date of this Agreement, addressing such matters as the Agents may reasonably request;

(vii)

evidence reasonably satisfactory to the Agents and their counsel that the Shares have been approved for listing on the Exchange, subject only to notice of issuance and evidence of satisfactory distribution at or before the time of purchase on the relevant Purchase Date;

(viii)	evidence reasonably satisfactory to the Agents and the Agents’ counsel that the Registration Statement remains effective;

(ix)

resolutions duly adopted by the Board, and certified by an officer of the Company, authorizing the Company’s execution of this Agreement and the consummation by the Company of the transactions contemplated hereby, including the issuance and sale of the Shares; and

(x)	such other documents as the Agents shall reasonably request.

b.

The Agents shall have received a letter or letters, which shall include legal opinions and negative assurance statements, of King & Spalding LLP, counsel to the Agents, addressed to the Agents and dated the date of this Agreement, addressing such matters as the Agents may reasonably request.

6. Additional Covenants of the Company and the Operating Partnership. Each of the Company and the Operating Partnership, jointly and severally, further covenants and agrees with each of the Agents as follows:

a.

Each Transaction Proposal made by the Company that is accepted by an Agent by means of a Transaction Acceptance and each execution and delivery by the Company and the Operating Partnership of a Terms Agreement shall be deemed to be (i) an affirmation that the representations, warranties and agreements of the Company and the Operating Partnership herein contained and contained in any certificate delivered to the Agents pursuant hereto are true and correct at such Time of Acceptance or the date of such Terms Agreement, as the case may be, and (ii) an undertaking that such representations, warranties and agreements will be true and correct on any applicable Time of Sale and Settlement Date, as though made at and as of each such time (it being understood that such representations, warranties and agreements shall relate to the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus as amended and supplemented at the time of such Transaction Acceptance or Terms Agreement, as the case may be).

b.

Each time that (i) the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus shall be amended or supplemented (including, except as noted in the proviso at the end of this Section 6(b), by the filing of any Incorporated Document), (ii) there is a Principal Settlement Date pursuant to a Terms Agreement, or (iii) the Agents shall reasonably request, provided that no Agent shall make such a request during periods that there is no proposed Agency Transaction pursuant to a delivery of a Transaction Proposal (each date referred to clauses (i), (ii) and (iii) above, a “Bring-Down Delivery Date”), the Company shall, unless the Agents agree otherwise, furnish or cause to be furnished to the Agents a certificate, dated as of such Bring-Down Delivery Date and delivered within two Exchange Business Days after the applicable Bring-Down Delivery Date or, in the case of a Bring-Down Delivery Date resulting from a Principal Settlement Date, delivered on such Principal Settlement Date, of the same tenor as the certificate referred to in Section 5(a)(i) hereof, modified as necessary to relate to the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus as amended and supplemented at the time of delivery of such certificate, or, in lieu of such certificate, a certificate to the effect that the statements contained in the certificate referred to in Section 5(a)(i) hereof furnished to the Agents is true and correct as of such Bring-Down Delivery Date as though made at and as of such date (except that such statements shall be deemed to relate to the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus as amended and supplemented at the time of delivery of such certificate); provided, however, that the filing of a proxy statement in connection with the Company’s annual or special meeting of stockholders or a Current Report on Form 8-K will not constitute a

Bring-Down Delivery Date under clause (i) above unless either (A) (x) such Current Report on Form 8-K is filed at any time during which either a Transaction Acceptance is binding and the Company has not suspended the use thereof (and prior to the settlement of the Shares specified therein) or a prospectus relating to the Shares is required to be delivered under the Act (whether physically or through compliance with Rule 172 under the Act or any similar rule) or such Current Report on Form 8-K is filed at any time from and including the date of a Terms Agreement through and including the related Settlement Date and (y) such Agent has reasonably requested that such date be deemed to be a Bring-Down Delivery Date based upon the event or events reported in such Current Report on Form 8-K; or (B) such Current Report on Form 8-K contains capsule financial information, historical or pro forma financial statements, supporting schedules or other financial data, including any Current Report on Form 8-K or part thereof under Item 2.02 that is considered “filed” under the Exchange Act but, for the avoidance of doubt, excluding any Current Report on Form 8-K or any part thereof under Item 2.02 or 7.01 that is “furnished”; and provided, further, that an amendment or supplement to the Registration Statement or the Prospectus relating to the offering of other securities pursuant to the Registration Statement will not constitute a Bring-Down Delivery Date.

c.

On each Bring-Down Delivery Date, the Company shall, unless the Agents agree otherwise, cause to be furnished to the Agents (a) the written opinion and, if not included in such opinion, negative assurance letter of Jones Day, counsel to the Company, (b) the written opinion of Vinson & Elkins L.L.P., tax counsel to the Company, (c) the written opinion of Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P., North Carolina counsel to the Company, and (d) the negative assurance letter of King & Spalding LLP, counsel to the Agents, each dated as of the applicable Bring-Down Delivery Date and delivered within two Exchange Business Days after the applicable Bring-Down Delivery Date or, in the case of a Bring-Down Delivery Date resulting from a Principal Settlement Date, dated and delivered on such Principal Settlement Date, of the same tenor as the opinions and letters referred to in Section 5(a)(ii) hereof, but modified as necessary to relate to the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus as amended and supplemented at the time of delivery of such opinions and letters, or, in lieu of such opinions and letters, such counsel shall furnish the Agents with a letter substantially to the effect that the Agents may rely on the opinion and letter of such counsel referred to in Section 5(a)(ii), furnished to the Agents, to the same extent as though they were dated the date of such letter authorizing reliance (except that statements in such last opinion and letter of such counsel shall be deemed to relate to the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus as amended and supplemented at the time of delivery of such letters authorizing reliance).

d.

On each Bring-Down Delivery Date, the Company shall, unless the Agents agree otherwise, cause each of Ernst & Young LLP (or the Company’s then-current independent registered public accounting firm) and KPMG LLP has to furnish to the Agents a comfort letter, dated as of the applicable Bring-Down Delivery Date and delivered within two Exchange Business Days after the applicable Bring-Down Delivery Date or, in the case of a Bring-Down Delivery Date resulting from a Principal Settlement Date, delivered on such Principal Settlement Date, of the same tenor as the letter referred to in Section 5(a)(iv) hereof, but modified to relate to the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus as amended and supplemented at the date of such letter, and, if the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus shall include or incorporate by reference the financial statements of any entity or business (other than the consolidated financial statements of the Company and its subsidiaries), the Company shall, if requested by the Agents, cause a firm of independent registered public accountants to furnish to the Agents a comfort letter, dated as of the applicable Bring-Down Delivery Date and delivered as promptly as practicable after the applicable Bring-Down Delivery Date or, in the case of a Bring-Down Delivery Date resulting from a Principal Settlement Date, delivered on such Principal Settlement Date, addressing such matters as the Agents may reasonably request.

e.

(i) No order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose or pursuant to Section 8A under the Act shall be pending before or, to the knowledge of the Company or the Operating Partnership, threatened by the Commission; the Prospectus and each Permitted Free Writing Prospectus shall have been timely filed with the Commission under the Act (in the case of a Permitted Free Writing Prospectus, to the extent required by Rule 433 under the Act); and all requests by the Commission for additional information shall have been complied with to the reasonable satisfaction of the Agents and no suspension of the qualification of the Shares for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes, shall have occurred and be in effect at the time the Company delivers a Transaction Proposal to any Agent; and (ii) the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus shall not contain an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading at the time the Company delivers a Transaction Proposal to any Agent.

f.

The Company and the Operating Partnership shall reasonably cooperate with any reasonable due diligence review requested by the Agents or the Agents’ counsel from time to time in connection with the transactions contemplated hereby or any Terms Agreement, including: (i) at any Time of Sale for any Principal Transaction or Principal Settlement Date, providing information and making available appropriate documents and appropriate corporate officers of the Company and the Operating Partnership and, upon reasonable request, representatives of each of KPMG LLP and Ernst & Young LLP (and, if the Registration Statement, the Prospectus or any Permitted Free-Writing Prospectus shall include or incorporate by reference the financial statements of any entity or business (other than the consolidated financial statements of the Company and its subsidiaries), representatives of the independent registered public accounting firm that audited or reviewed such financial statements) for an update on diligence matters with representatives of the Agents and (ii) at each Bring-Down Delivery Date and otherwise as the Agents may reasonably request, providing information and making available documents and appropriate corporate officers of the Company, the Operating Partnership and representatives of KPMG LLP and Ernst & Young LLP (and, if the Registration Statement, the Prospectus or any Permitted Free-Writing Prospectus shall include or incorporate by reference the financial statements of any entity or business (other than the consolidated financial statements of the Company and its subsidiaries), representatives of the independent registered public accounting firm that audited or reviewed such financial statements) for one or more due diligence sessions with representatives of the Agents and their counsel.

g.

Notwithstanding the foregoing, the Company shall not be obligated to deliver (or cause to be delivered) any of the documents referred to in Sections 6(b) through 6(d) hereof, be deemed to affirm any of the representations or warranties in this Agreement pursuant to Section 3 or 6(a) hereof after the date hereof during periods in which no Agency Transaction is then-contemplated until the Company delivers a Transaction Proposal to any Agent pursuant to this Agreement.

h.

The Company shall disclose, in its Quarterly Reports on Form 10-Q and in its Annual Report on Form 10-K to be filed by the Company with the Commission from time to time, the amount of the Shares sold through the Agents under this Agreement and any Terms Agreement, and the gross and net proceeds to the Company from the sale of the Shares and the compensation paid by the Company with respect to sales of the Shares pursuant to this Agreement during the relevant quarter or, in the case of an Annual Report on Form 10-K, during the fiscal year covered by such Annual Report and the fourth quarter of such fiscal year.

All opinions, letters and other documents referred to in Sections 6(b) through (d) above shall be reasonably satisfactory in form and substance to the Agents. The Agents will provide the Company with such notice (which may be oral, and in such case, will be confirmed via e-mail as soon as reasonably practicable thereafter) as is reasonably practicable under the circumstances when requesting an opinion, letter or other document referred to in Sections 6(b) through (d) above.

7. Conditions of the Agents’ Obligation. The Agents’ obligation to solicit purchases on an agency basis for the Shares or otherwise take any action pursuant to a Transaction Acceptance and to purchase the Shares pursuant to any Terms Agreement shall be subject to the satisfaction of the following conditions:

a.

At the Time of Acceptance, at the time of the commencement of trading on the Exchange on the Purchase Date(s) and at the relevant Time of Sale and Agency Settlement Date, or with respect to a Principal Transaction pursuant to a Terms Agreement, at the time of execution and delivery of the Terms Agreement by the Company and the Operating Partnership and at the relevant Time of Sale and Principal Settlement Date:

(i)

The representations, warranties and agreements on the part of the Company and the Operating Partnership herein contained or contained in any certificate of an officer or officers, general partner, managing member or other authorized representative of the Company, the Operating Partnership or any of the subsidiaries delivered pursuant to the provisions hereof shall be true and correct in all respects.

(ii)

The Company and the Operating Partnership shall have performed and observed its covenants and other obligations hereunder and/or under any Terms Agreement, as the case may be, in all material respects.

(iii)	Trading in the Common Stock on the Exchange shall not have been suspended.

(iv)

From the date of this Agreement, no event or condition of a type described in Section 3(n)(i) or (ii) hereof shall have occurred or shall exist, which event or condition is not described in a Permitted Free Writing Prospectus or the Prospectus and the effect of which in the reasonable judgment of the Agents makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Shares on the applicable Settlement Date on the terms and in the manner contemplated by this Agreement, any Terms Agreement, any Permitted Free Writing Prospectus and the Prospectus.

(v)

The Shares to be issued pursuant to the Transaction Acceptance or pursuant to a Terms Agreement, as applicable, shall have been approved for listing on the Exchange, subject only to notice of issuance.

(vi)

(A) No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the relevant Settlement Date, prevent the issuance or sale of the Shares and (B) no injunction or order of any federal, state or foreign court shall have been issued that would, as of the relevant Settlement Date, prevent the issuance or sale of the Shares.

(vii)

(A) No order suspending the effectiveness of the Registration Statement shall be in effect, no proceeding for such purpose or pursuant to Section 8A of the Act shall be pending before or to the knowledge of the Company or the Operating Partnership threatened by the Commission and no notice of objection of the Commission to the use of the Registration Statement pursuant to Rule 401(g)(2) under the Act shall have been received by the Company or the Operating Partnership; (B) the Prospectus and each Permitted Free Writing Prospectus shall have been timely filed with the Commission under the Act (in the case of any Permitted Free Writing Prospectus, to the extent required by Rule 433 under the Act); (C) all requests by the Commission for additional information shall have been complied with to the reasonable satisfaction of the Agents; and (D) no suspension of the qualification of the Shares for offering or sale in any jurisdiction, and no initiation or threatening of any proceedings for any of such purposes, shall have occurred and be in effect. The Registration Statement, the

Prospectus or any Permitted Free Writing Prospectus shall not contain an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading at the time the Company or the Operating Partnership delivers a Transaction Proposal to an Agent or the Company, the Operating Partnership and the applicable Agent execute a Terms Agreement, as the case may be.

(viii)

No amendment or supplement to the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus shall have been filed to which the applicable Agent shall have reasonably objected in writing.

b.

Only in the case of a Principal Transaction, subsequent to execution of the applicable Terms Agreement, (A) no downgrading shall have occurred in the rating accorded any debt securities or preferred equity securities of or guaranteed by the Company, the Operating Partnership or any of the subsidiaries by any “nationally recognized statistical rating organization” as such term is defined by the Commission for purposes of Section 3(a)(62) of the Exchange Act; and (B) no such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of any debt securities or preferred equity securities of or guaranteed by the Company, the Operating Partnership or any of the subsidiaries (other than an announcement with positive implications of a possible upgrading) in each case that has not been described in any Permitted Free Writing Prospectus issued prior to any related Time of Sale.

c.

Within two Exchange Business Days after the applicable Bring-Down Delivery Date or, in the case of a Bring-Down Delivery Date resulting from a Principal Settlement Date, on such Principal Settlement Date, the Agents shall have received the officer’s certificate, opinions and negative assurance letters of counsel, as applicable, and comfort letters and other documents provided for under Sections 6(b) through (d), inclusive. For purposes of clarity and without limitation to any other provision of this Section 7 or elsewhere in this Agreement, the parties hereto agree that each Agent’s obligations, if any, to solicit purchases of Shares on an agency basis or otherwise take any action pursuant to a Transaction Acceptance shall, unless otherwise agreed in writing by such Agent, be suspended during the period from and including a Bring-Down Delivery Date through and including the time that such Agent shall have received the documents described in the preceding sentence.

8. Termination.

a.

(i) The Company and the Operating Partnership may terminate this Agreement in their sole discretion at any time upon prior written notice to the Agents. Any such termination shall be without liability of any party to any other party, except that (A) with respect to any pending sale, the obligations of the Company and the Operating Partnership, including in respect of compensation of the Agents, shall remain in full force and effect notwithstanding such termination; and (B) the provisions of Section

4 (except that if no Shares have been previously sold hereunder or under any Terms Agreement, only Section 4(r)), 9, 13, 14, 16 and 22 of this Agreement shall remain in full force and effect notwithstanding such termination; and (ii) in the case of any sale by the Company and the Operating Partnership pursuant to a Terms Agreement, the obligations of the Company and the Operating Partnership pursuant to such Terms Agreement and this Agreement may not be terminated by the Company or the Operating Partnership without the prior written consent of the applicable Agent.

b.

(i) Each Agent may terminate its own obligations under the provisions of this Agreement relating to the solicitation of offers to purchase Shares in its sole discretion at any time upon giving prior written notice to the Company and the Operating Partnership. Any such termination shall be without liability of any party to any other party, except that the provisions of Section 4 (except that if no Shares have been previously sold hereunder or under any Terms Agreement, only Section 4(r)), 9, 13, 14, 16 and 22 of this Agreement shall remain in full force and effect notwithstanding such termination; and (ii) in the case of any purchase by an Agent pursuant to a Terms Agreement, the obligations of such Agent pursuant to such Terms Agreement shall be subject to termination by such Agent at any time prior to or at the Principal Settlement Date if since the time of execution of the Terms Agreement or the respective dates as of which information is given in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus, (A) trading generally shall have been suspended or materially limited on or by the NYSE; (B) trading of any securities issued by the Company shall have been suspended on any exchange or in any over-the counter market; (C) a general moratorium on commercial banking activities shall have been declared by federal or New York state authorities; or (D) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States, that, solely in the case of events and conditions described in this clause (D), in such Agent’s judgment, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Shares on the terms and in the manner contemplated in the Prospectus or such Terms Agreement. If such Agent elects to terminate its obligations pursuant to this Section 8(b)(ii), then the Company shall be notified promptly in writing.

c.

This Agreement shall remain in full force and effect until the earliest of (A) termination of the Agreement pursuant to Section 8(a) or 8(b) above or otherwise by mutual written agreement of the parties and (B) such date that Gross Sales Price of Shares sold in accordance with the terms of this Agreement and any Terms Agreements equals the Maximum Amount, in each case except that the provisions of Section 4 (except that if no Shares have been previously sold hereunder or under any Terms Agreement, only Section 4(r)), 9, 13, 14, 16 and 22 of this Agreement shall remain in full force and effect notwithstanding such termination.

d.

Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided that, notwithstanding the foregoing, such termination shall not be effective until the close of business on the date of receipt of such notice by the Agents, the Company or the Operating Partnership, as the case may be, or such later date as may be required pursuant to Section 8(a) or (b). If such termination shall occur prior to the Settlement Date for any sale of Shares, such sale shall settle in accordance with the provisions of Section 2 hereof.

9. Indemnity and Contribution.

a.

The Company and the Operating Partnership, jointly and severally, agree to indemnify and hold harmless each Agent and their respective affiliates, directors and officers and each person, if any, who controls any Agent within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, reasonable out of pocket legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), that arise out of, or are based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto) or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, not misleading or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto), or any Permitted Free Writing Prospectus (or any amendment or supplement thereto), or caused by any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to the Agents furnished to the Company in writing by the Agents expressly for use therein, it being understood and agreed that the only such information furnished by the Agents consists of the Information Supplied by the Agents.

b.

Each Agent agrees, severally and not jointly, to indemnify and hold harmless the Company, the Operating Partnership, their respective directors, and their officers who signed the Registration Statement, each person, if any, who controls the Company or the Operating Partnership within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and the Operating Partnership to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to such Agent furnished to the Company or the Operating Partnership in writing by such Agent expressly for use in the Registration Statement (or any amendment thereto), the Prospectus (or any amendment or supplement thereto) or any Permitted Free Writing Prospectus (or any amendment or supplement thereto), it being understood and agreed upon that only such information furnished by the Agents as of the date of this Agreement consists of the Information Supplied by the Agents.

c.

If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to either Section 9(a) or 9(b) above, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under this Section 9 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under this Section 9. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person (who shall not, without the consent of the Indemnified Person, be counsel to the Indemnifying Person) to represent the Indemnified Person and any others entitled to indemnification pursuant to this Section 9 that the Indemnifying Person may designate in such proceeding and shall pay the fees and expenses of such counsel related to such proceeding, as incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed in writing to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) included both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm (in addition to any local counsel) for (A) the Agents and their respective affiliates and their directors and officers and their control persons, if any, who are parties to such proceeding, as a group or (B) the Company, the Operating Partnership, their respective directors, their respective officers who signed the Registration Statement and control persons of the Company or the Operating Partnership, if any, who are parties to such proceeding, as a group, as the case may be, and that all such reasonable fees and expenses shall be paid or reimbursed as they are incurred. Any such separate firm for the Agents and their respective affiliates, directors and officers and their control persons, if any, shall be designated in writing by the Agents, and any such separate firm for the Company, the Operating Partnership, their respective directors, their respective officers who signed the Registration Statement and control persons of the Company or the Operating Partnership, if any, shall be designated in writing by the Company. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification is or could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested an Indemnifying Person to reimburse the Indemnified Person for fees and expenses of counsel as contemplated by this Section 9(c), the Indemnifying Person agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such Indemnifying Person of the aforesaid request, (ii) such Indemnifying Person shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement, unless such failure to reimburse the Indemnified Person is based on a dispute with a good faith basis as to the obligation of the Indemnifying Person arising under this Section 9 to indemnify the Indemnified Person, and the Indemnifying Person shall have notified the Indemnified Person of such good faith dispute prior to the date of such settlement.

d.

If the indemnification provided for in Sections 9(a) and 9(b) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such Sections, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Operating Partnership, on the one hand, and the applicable Agent, on the other, from the offering of the Shares pursuant to this Agreement and any Terms Agreements; or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company and the Operating Partnership, on the one hand, and the applicable Agent, on the other, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Operating Partnership, on the one hand, and the applicable Agent, on the other, shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Company and the Operating Partnership from the sale of the Shares pursuant to this Agreement and any Terms

Agreements and the total discounts and commissions received by the applicable Agent in connection therewith bear to the aggregate Gross Sales Price of such Shares. The relative fault of the Company and the Operating Partnership, on the one hand, and the applicable Agent, on the other, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Operating Partnership, on the one hand, or by the applicable Agent, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

e.

The Company, the Operating Partnership and the Agents agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in Section 9(d) above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in Section 9(d) above shall be deemed to include, subject to the limitations set forth above, any reasonable legal or other expenses incurred by such Indemnified Person in connection with any such action or claim. Notwithstanding the provisions of this Section 9, in no event shall an Agent be required to contribute any amount in excess of the amount by which the total discounts and commissions received by such Agent with respect to the offering of the Shares pursuant to this Agreement and any Terms Agreements exceeds the amount of any damages that such Agent has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

f.	The remedies provided for in this Section 9 are not exclusive and shall not limit any rights or remedies that may otherwise be available to any Indemnified Person at law or in equity.

10. Notices. All notices and other communications under this Agreement and any Terms Agreement shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of communication

a.	if to the Agents, to

(i)	Citigroup Global Markets Inc., 388 Greenwich Street, New York, New York 10013 to the attention of General Counsel (fax no. (646) 291-1469, email: samson.frankel@citi.com),

(ii)	Credit Suisse Securities (USA) LLC, Eleven Madison Avenue, New York, New York 10010 to the attention of IB-Legal (fax no. (212) 325-4296),

(iii)	Goldman Sachs & Co. LLC, 200 West Street, New York, New York 10282 to the attention of the Prospectus Department,

(iv)	J.P. Morgan Securities LLC, 383 Madison Avenue, 6th floor New York, New York 10017 to the attention of Stephanie Y. Little (fax no. (312) 300-7716, email: stephanie.y.little@jpmorgan.com),

(v)	Morgan Stanley & Co. LLC, 1585 Broadway New York, New York 10036 to the attention of Equity Syndicate Desk with a copy to the Legal Department, and

(vi)	Raymond James & Associates, Inc., 880 Carillon Parkway, St. Petersburg, Florida 33716 to the attention of Jeff Fordham (fax no. (866) 597-3996, email: Jeff.Fordham@RaymondJames.com),

with copy for informational purposes to King & Spalding LLP, 1180 Peachtree St., NE, Atlanta, Georgia 30309 to the attention of C. Spencer Johnson III (fax no. (404) 572-5133, email: csjohnson@kslaw.com); and

b.	if to the Company or the Operating Partnership, to

(i)	Rayonier Inc., 1 Rayonier Way, Wildlight, Florida 32097 to the attention of Mark R. Bridwell (email: mark.bridwell@rayonier.com),

with a copy for informational purposes to Jones Day, 1420 Peachtree Street, N.E., Suite 800, Atlanta, GA 30309-3053 to the attention of Joel May (email: jtmay@jonesday.com).

11. No Fiduciary Relationship. Each of the Company and the Operating Partnership acknowledges and agrees that the Agents are each acting solely in the capacity of an arm’s-length contractual counterparty to the Company and the Operating Partnership with respect to the offering of Shares contemplated hereby and any Terms Agreements (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company, the Operating Partnership or any other person. Additionally, the Agents are not advising the Company, the Operating Partnership or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company and the Operating Partnership shall consult with their own advisors concerning such matters and shall be responsible for making their own independent investigation and appraisal of the transactions contemplated hereby, and the Agents shall not have any responsibility or liability to the Company or the Operating Partnership with respect thereto. Any review by an Agent of the Company or the Operating Partnership, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of such Agent and shall not be on behalf of the Company or the Operating Partnership.

12. Adjustments for Stock Splits. The parties acknowledge and agree that all share related numbers contained in this Agreement, any Transaction Proposal and any Transaction Acceptance shall be adjusted to take into account any stock split effected with respect to the Shares.

13. Governing Law; Construction.

a.

This Agreement, any Terms Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement or any Terms Agreement, directly or indirectly, shall be governed by, and construed in accordance with, the laws of the State of New York.

b.	The Section headings in this Agreement and any Terms Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement or any Terms Agreement.

14. Persons Entitled to Benefit of Agreement. This Agreement and any Terms Agreement shall inure to the benefit of and be binding upon the parties hereto and thereto, respectively, and their respective successors and the officers, directors, affiliates and controlling persons referred to in Section 9 hereof. Nothing in this Agreement or any Terms Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any such Terms Agreement or any provision contained herein or therein. No purchaser of Shares from or through any Agent shall be deemed to be a successor merely by reason of purchase.

15. Counterparts. This Agreement and any Terms Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.

16. Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Company, the Operating Partnership and the Agents contained in this Agreement or any Terms Agreement or made by or on behalf of the Company, the Operating Partnership or any Agent pursuant to this Agreement or any Terms Agreement or any certificate delivered pursuant hereto or thereto shall survive the delivery of and payment for the Shares and shall remain in full force and effect, regardless of any termination of this Agreement or any Terms Agreement or any investigation made by or on behalf of the Company, the Operating Partnership or the applicable Agent.

17. Certain Defined Terms. For purposes of this Agreement, except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under Act; the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City; and the term “subsidiary” has the meaning set forth in Rule 405 under the Act.

18. Amendments or Waivers. No amendment or waiver of any provision of this Agreement or any Terms Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto or thereto as the case may be.

19. Submission to Jurisdiction. Except as set forth herein, no claim may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have exclusive jurisdiction over the adjudication of such matters, and each of the Company, the Operating Partnership and the subsidiaries consents to the jurisdiction of such courts and personal service with respect thereto. Each of the Agents and the Company, the Operating Partnership and the subsidiaries agrees that a final judgment in any such action, proceeding or counterclaim brought in any such court shall be conclusive and binding upon the Agents, the Company, the Operating Partnership and the subsidiaries and may be enforced in any other courts in the jurisdiction of which the Agents, the Company, the Operating Partnership or the subsidiaries, as applicable, is or may be subject, by suit upon such judgment.

20. Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

21. Waiver of Trial by Jury. The Company, the Operating Partnership and each of the Agents hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any action, claim, suit or legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

22. Entire Agreement. This Agreement represents the entire agreement between the Company, the Operating Partnership and the Agents with respect to the preparation of any Registration Statement, Prospectus Supplement or the Prospectus, the conduct of the offering and the sale and distribution of the Shares. The Company and the Operating Partnership acknowledge that in connection with the offering of the Shares: (i) the Agents have acted and will act at arm’s length and owes no fiduciary duties to, the Company, the Operating Partnership or any other person, (ii) the Agents owe the Company only those duties and obligations set forth in this Agreement, any contemporaneous written agreement and prior written agreements (to the extent not superseded by this Agreement), if any, (iii) the Agents may have interests that differ from those of the Company or the Operating Partnership, and (iv) none of the activities of the Agents in connection with the transactions contemplated herein constitutes a recommendation, investment advice, or solicitation of any action by the Agents with respect to any entity or natural person. Each of the Company and the Operating Partnership waives to the full extent permitted by applicable law any claims it may have against the Agents arising from an alleged breach of fiduciary duty in connection with the sale and distribution of the Shares.

23. Recognition of the U.S. Special Resolution Regimes.

(a) In the event that any Agent that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Agent of this Agreement or any Terms Agreement, and any interest and obligation in or under this Agreement or any Terms Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement or any Terms Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that any Agent that is a Covered Entity or a BHC Act Affiliate of such Agent becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement or any Terms Agreement that may be exercised against such Agent are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement or any Terms Agreement were governed by the laws of the United States or a state of the United States.

As used in this Section 23:

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

(i)	a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii)	a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii)	a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

24. Compliance with USA Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Agent is required to obtain, verify and record information that identifies its clients, including the Company, which information may include the name and address of its clients, as well as other information that will allow the Agent to properly identify its clients.

[Signature Page Follows]

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

Very truly yours,

RAYONIER INC.

/s/ David L. Nunes
Name:	David L. Nunes
Title:	President and Chief Executive Officer

RAYONIER, L.P.

By:	Rayonier Inc.
Its:	General Partner

/s/ David L. Nunes
Name:	David L. Nunes
Title:	President and Chief Executive Officer

[Signature Page to Distribution Agreement]

Accepted and agreed to as of the date first above written:

CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Zhifeng Tao
Name: Zhifeng Tao
Title: VP

CREDIT SUISSE SECURITIES (USA) LLC

By:	/s/ Craig Wiele
Name: Craig Wiele
Title: Managing Director

GOLDMAN SACHS & CO. LLC

By:	/s/ Daniel Young
Name: Daniel Young
Title: Managing Director

J.P. MORGAN SECURITIES LLC

By:	/s/ Stephanie Y. Little
Name: Stephanie Y. Little
Title: Executive Director

MORGAN STANLEY & CO. LLC

By:	/s/ Jon Sierant
Name: Jon Sierant
Title: Executive Director

RAYMOND JAMES & ASSOCIATES, INC.

By:	/s/ Jamie Graff
Name: Jamie Graff
Title:	Managing Director & Co-Head of Real Estate

[Signature Page to Distribution Agreement]

SCHEDULE I

Subsidiaries

Rayonier, L.P. (Delaware)

Rayonier Forest Resources, L.P. (Delaware)

Matariki Forests (New Zealand)

Matariki Forestry Group (New Zealand)

Rayonier TRS Holdings Inc. (Delaware)

Rayonier TRS Forest Operations, LLC (Delaware)

Raydient LLC (Delaware)

EXHIBIT A

TERMS AGREEMENT

Rayonier Inc.

Rayonier, L.P.

_____________, 20__

[Applicable Agent]

[Agent’s Notice Address]

Dear Sirs:

Each of Rayonier Inc., a North Carolina corporation (the “Company”) and Rayonier, L.P., a Delaware limited partnership (the “Operating Partnership”), proposes, subject to the terms and conditions stated herein and in the Distribution Agreement dated September 10, 2020 (the “Distribution Agreement”) among the Company, the Operating Partnership, Citigroup Global Markets Inc. (“Citigroup”), Credit Suisse Securities (USA) LLC (“Credit Suisse”), Goldman Sachs & Co. LLC (“Goldman”), J.P. Morgan Securities LLC (“JPM”), Morgan Stanley & Co. LLC (“Morgan Stanley”) and Raymond James & Associates, Inc. (“Raymond James”) ( Citigroup, Credit Suisse, Goldman, JPM, Morgan Stanley and Raymond James, collectively, the “Agents” and each individually, an “Agent”), to issue and sell to [name of applicable Agent] the securities specified in the Schedule hereto (the “Purchased Securities”). Unless otherwise defined below, terms defined in the Distribution Agreement shall have the same meanings when used herein.

Each of the provisions of the Distribution Agreement not specifically related to the solicitation by the Agents, as agents of the Company and the Operating Partnership, of offers to purchase securities is incorporated herein by reference in its entirety, and shall be deemed to be part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein. Each of the representations, warranties and agreements set forth therein shall be deemed to have been made as of the date of this Terms Agreement and the Settlement Date set forth in the Schedule hereto.

An amendment to the Registration Statement or a supplement to the Prospectus, as the case may be, relating to the Purchased Securities, in the form heretofore delivered to [name of applicable Agent], is now proposed to be filed with the Securities and Exchange Commission.

Subject to the terms and conditions set forth herein and in the Distribution Agreement which are incorporated herein by reference, the Company and the Operating Partnership agrees to issue and sell to [name of applicable Agent], and the latter agrees to purchase from the Company and the Operating Partnership, the Purchased Securities at the time and place and at the purchase price set forth in the Schedule hereto.

Notwithstanding any provision of the Distribution Agreement or this Terms Agreement to the contrary, the Company and the Operating Partnership consent to [name of applicable Agent] trading in the Common Stock for [name of applicable Agent]’s own account and for the account of its clients at the same time as sales of the Purchased Securities occur pursuant to this Terms Agreement.

[Signature Page Follows]

If the foregoing is in accordance with your understanding, please sign and return to us a counterpart hereof, whereupon this Terms Agreement, including those provisions of the Distribution Agreement incorporated herein by reference, shall constitute a binding agreement between [name of applicable Agent], the Company and the Operating Partnership.

Very truly yours,

RAYONIER INC.

Name:	Mark R. Bridwell
Title:	Vice President, General Counsel
and Corporate Secretary

RAYONIER, L.P.

By:	Rayonier Inc.
Its:	General Partner

Name:	Mark R. Bridwell
Title:	Vice President, General Counsel
and Corporate Secretary

Accepted and agreed as of

the date first above written:

[NAME OF APPLICABLE AGENT]

By:	/s/
Name:
Title:

Schedule to Terms Agreement

Title of Purchased Securities:

Common Stock, no par value

Number of Shares of Purchased Securities:

[•] shares

Initial Price to Public:

$[•] per share

Purchase Price Payable by [name of applicable Agent]:

$[•] per share

Method of and Specified Funds for Payment of Purchase Price:

[By wire transfer to a bank account specified by the Company in same day funds.]

Method of Delivery:

[To [name of applicable Agent]’s account, or the account of [name of applicable Agent]’s designee, at The Depository Trust Company via DWAC in return for payment of the purchase price.]

Settlement Date:

[•], 20__

Closing Location:

[•]

Documents to be Delivered:

The following documents referred to in the Distribution Agreement shall be delivered on the Settlement Date as a condition to the closing for the Purchased Securities (which documents shall be dated on or as of the Settlement Date and shall be appropriately updated to cover any Permitted Free Writing Prospectuses and any amendments or supplements to the Registration Statement, the Prospectus, any Permitted Free Writing Prospectuses and any documents incorporated by reference therein):

(1) the officer’s certificate referred to in Section 5(a)(i);

(2) the opinion and negative assurance letter of the Company’s outside counsel referred to in Section 5(a)(ii);

(3) the comfort letter referred to in Section 5(a)(iv);

(4) the opinion and negative assurance letter referred to in Section 5(b); and

(5) such other documents as [name of applicable Agent] shall reasonably request.

Time of sale: [•] [a.m./p.m.] (New York City time) on [•], [•]

Time of sale information:

•	The number of shares of Purchased Securities set forth above

•	The initial price to public set forth above

•	[Other]

EXHIBIT B

OFFICERS’ CERTIFICATE

__________, 20__

I, [name], [title], of Rayonier Inc., a North Carolina corporation (the “Company”) and Rayonier, L.P., a Delaware limited partnership (the “Operating Partnership”), do hereby certify that this certificate is signed pursuant to Sections 5(a)(i) and 6(b) of the Distribution Agreement dated September 10, 2020 among the Company, the Operating Partnership and Citigroup Global Markets Inc., Credit Suisse Securities (USA), LLC., Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC and Raymond James & Associates, Inc. (the “Agreement”), and do hereby further certify on behalf of the Company and the Operating Partnership, and not in our respective individual capacities, as follows:

1. The representations and warranties each of the Company and the Operating Partnership in the Agreement are true and correct in all respects on and as of the date hereof as though made on and as of this date;

2. The Company and the Operating Partnership have performed all obligations and satisfied all conditions on their respective parts to be performed or satisfied pursuant to the Agreement on or prior to the date hereof in all material respects;

3. The Company’s Registration Statement on Form S-3 (File No. 333-[•]) and any post-effective amendments thereto have become effective under the Act; no stop order suspending the effectiveness of such Registration Statement has been issued and no proceeding for that purpose or pursuant to Section 8A of the Act has been initiated or, to the knowledge of the undersigned, threatened by the Commission; no notice of objection of the Commission to the use of such Registration Statement pursuant to Rule 401(g)(2) under the Act has been received by the Company or the Operating Partnership; and all requests for additional information on the part of the Commission have been complied with; and

4. Since the respective dates as of which information is given in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus, except as otherwise stated therein, there has not been any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, prospects, properties, assets or results of operations of the Company, the Operating Partnership and the subsidiaries, taken as a whole.

All capitalized terms used herein and not otherwise defined shall have the respective meanings assigned to them in the Agreement.

[Signature page follows]

EXHIBIT C

PERMITTED FREE WRITING PROSPECTUSES

None.

EXHIBIT D

COMPANY WIRE TRANSFER INFORMATION

ABA/Routing #:	[•]
Beneficiary Bank:	[•]
Beneficiary Account #:	[•]
Beneficiary:	Rayonier Inc. (EQUITY)

EXHIBIT E

INFORMATION SUPPLIED BY THE AGENTS

Information Supplied by Citigroup:

The legal name of Citigroup is Citigroup Global Markets Inc.

Information Supplied by Credit Suisse:

The legal name of Credit Suisse is Credit Suisse Securities (USA), LLC

Information Supplied by Goldman:

The legal name of Goldman is Goldman Sachs & Co. LLC

Information Supplied by JPM:

The legal name of JPM is J.P. Morgan Securities LLC

Information Supplied by Morgan Stanley:

The legal name of Morgan Stanley is Morgan Stanley & Co. LLC

Information Supplied by Raymond James:

The legal name of Raymond James is Raymond James & Associates, Inc.

Information Supplied by the Agents:

The Company will pay the Agents a commission equal to not more than 2% of the gross sales price of any Shares sold through such Agent, as agent. The remaining sales proceeds, after deduction for any transaction fees, transaction taxes or similar taxes or fees imposed by any governmental, regulatory or self-regulatory organization in respect of the sale of the applicable Shares, will equal the net proceeds for the sale of the Shares.